October 18, 2021

Alterola Biotech, Inc.

47 Hamilton Square Birkenhead Merseyside

CH41 5AR United Kingdom

Re: Alterola Biotech, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Alterola Biotech, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”). The Company is filing the Registration Statement in connection with the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, by EMC2 Capital, LLC (“the Selling Shareholder”) of up to 55,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable to EMC2 pursuant to the terms of an Common Stock Purchase Agreement (the “Purchase Agreement”) and Common Stock Purchase Warrant (“Warrant Agreement”).

The offering of the shares of Common Stock will be as set forth in the prospectus contained in the Registration Statement, as amended, and as supplemented from time to time.

In rendering these opinions, we have examined the Company’s Articles of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from an officer of the Company.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become qualified pursuant to the provisions of the Securities Act:

1.	Upon issuance by the Company to the Selling Shareholder against payment therefore (not less than par value) and in accordance with the Registration Statement and the provisions of the Purchase Agreement, and when duly registered on the books of the Company’s transfer agent and registrar therefor in the name or on behalf of the Selling Shareholder, will be validly issued, fully paid and non-assessable.

2.	The shares of common stock underlying the warrants to be sold by the Selling Stockholders will be validly issued, fully paid and non-assessable and will be a binding obligation of the Company under the laws of the State of Nevada when issued by the Company if the exercise price is received by the Company.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the shares of Common Stock or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ The Doney Law Firm

2

CONSENT

WE HEREBY CONSENT to the use of the firm’s opinion and reference in “Experts” in connection with the Registration Statement on Form S-1 Registration Statement and any amendments thereto filed with the Securities and Exchange Commission as counsel for the registrant, Alterola Biotech, Inc.

Very truly yours,

/s/ The Doney Law Firm

3